Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of Metro Bancshares, Inc. of our report dated April 26, 2007, relating to our audit of the financial statements appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/S/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

October 9, 2007